Exhibit 5.1

                       [Letterhead of The Otto Law Group]

                                January 19, 2005

Dtomi, Inc.
200 Ninth Avenue North
Suite 220, Safety Harbor, Florida, 34965

      Re: Registration of Common Stock of Dtomi, Inc., a Nevada corporation ("Dtomi")

Ladies and Gentlemen:

      In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 2,750,000 shares of common stock of Dtomi to be issued under the Consulting Service Agreement by and between Dtomi and Cambridge Securities Group, Inc. a Washington corporation, as amended on January 18, 2005 (the "Plan"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of common stock of Dtomi.

      We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                                  Very truly yours,

                                                  THE OTTO LAW GROUP, PLLC

                                                  /s/ The Otto Law Group, PLLC


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